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                     NORD RESOURCES CORPORATION NEWS RELEASE

                                  Press Release


     DAYTON, Ohio, January 20, 1995 -- Nord Resources Corporation (NYSE:NRD) today announced that operations at Sierra Rutile, its 50% owned rutile mine and processing facility in Sierra Leone, West Africa, came under military attack from alleged "rebel" forces at 5:00am EST Friday, January 20. Sierra Rutile started evacuating minesite personnel at approximately 7:00am EST today.

     The military attack steadily escalated after sporadic skirmishes earlier in the day. This developed into an attack on the minesite which was defended by a local contingent of Sierra Leone troops. An attempt at negotiation to avoid an escalation of the fighting failed and resulted in three hostages being taken, two expatriate British and one Sierra Leone national.

     Sierra Rutile employs approximately 2,000 people including 20 expatriates, a majority of whom are British, and 130 other expatriate contract personnel, mostly Malaysian.



     CONTACT: Terence H. Lang, senior vice president-finance, or Susan Baker, director of investor relations @ 513-433-6307, both of Nord Resources Corporation.


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